Exhibit 99.1 news release

Ovintiv Reports First Quarter 2025 Financial and Operating Results

Continued Maintenance Investment to Drive Free Cash Flow; High-Graded Portfolio Bolsters Financial Resiliency

Highlights:

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Generated cash from operating activities of $873 million, Non-GAAP Cash Flow of $1,004 million and Non-GAAP Free Cash Flow of $387 million after capital expenditures of $617 million
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First quarter oil and condensate production was above the guidance range at 206 thousand barrels per day (“Mbbls/d”)
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Average total production of approximately 588 thousand barrels of oil equivalent per day (“MBOE/d”) was above the midpoint of the guidance range and included 89 Mbbls/d of other NGLs (C2 to C4) and 1,764 million cubic feet per day (“MMcf/d”) of natural gas
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Closed the previously announced acquisition of certain Montney assets in an all-cash transaction for approximately $2.3 billion after preliminary closing adjustments
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Closed the previously announced divestiture of Uinta assets for approximately $1.9 billion after preliminary closing adjustments
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Released the Company’s 2024 Sustainability Report on the Company’s website

DENVER, May 6, 2025 – Ovintiv Inc. (NYSE, TSX: OVV) (“Ovintiv” or the “Company”) today announced its first quarter 2025 financial and operating results. The Company plans to hold a conference call and webcast at 8:00 a.m. MT (10:00 a.m. ET) on May 7, 2025. Please see dial-in details within this release, as well as additional details on the Company's website at www.ovintiv.com under Presentations and Events – Ovintiv.

“Our strong first quarter results continue to build our track record of driving operational excellence to maximize free cash flow," said Ovintiv President and CEO, Brendan McCracken. "We have seamlessly integrated the newly acquired Montney assets into our existing operations and our team is well on its way to achieving the targeted $1.5 million per well cost reduction synergies. Our business was built using mid-cycle prices of $55 WTI and $2.75 NYMEX. This was purposeful to ensure we can continue to generate superior returns and free cash flow throughout the cycle. The recent volatility has validated our choice of maintenance level investment in 2025. We are maintaining our capital investment plans today, but we have full flexibility to lower capital and will do so if commodity prices deteriorate.”

First Quarter 2025 Financial and Operating Results

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The Company recorded a net loss of $159 million, or $(0.61) per diluted share of common stock. Included in the net loss was a non-cash ceiling test impairment of $557 million, after tax.
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Cash from operating activities was $873 million, Non-GAAP Cash Flow was $1,004 million and capital investment totaled approximately $617 million, resulting in $387 million of Non-GAAP Free Cash Flow.
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First quarter average total production volumes were approximately 588 MBOE/d, including 206 Mbbls/d of oil and condensate, 89 Mbbls/d of other NGLs (C2 to C4) and 1,764 MMcf/d of natural gas.
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Upstream operating expense was $3.89 per barrel of oil equivalent ("BOE"). Upstream transportation and processing costs were $7.36 per BOE. Production, mineral and other taxes were $1.64 per BOE, or 4.4% of upstream revenue. These costs were at the low-end of guidance on a combined basis.
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Excluding the impact of hedges, first quarter average realized prices were $70.30 per barrel for oil and condensate (98% of WTI), $23.21 per barrel for other NGLs (C2-C4) and $2.98 per thousand cubic feet ("Mcf") for natural gas (82% of NYMEX) resulting in a total average realized price of $37.03 per BOE.

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Including the impact of hedges, the average realized prices for oil and condensate and other NGLs were unchanged, and the average realized price for natural gas was $3.16 per Mcf (87% of NYMEX) resulting in a total average realized price of $37.59 per BOE.

Guidance

The Company issued its second quarter 2025 guidance and reiterated its full year guidance. Full year production volumes are expected to average 595 to 615 MBOE/d, with full year capital investment of $2.15 billion to $2.25 billion.

	2Q 2025	Full Year 2025
Total Production (MBOE/d)	585 – 605	595 – 615
Oil & Condensate (Mbbls/d)	202 – 208	202 – 208
NGLs (C2 - C4) (Mbbls/d)	87 – 92	87 – 92
Natural Gas (MMcf/d)	1,775 – 1,825	1,825 – 1,875
Capital Investment (Millions)	$550 – $600	$2,150 – $2,250

Returns to Shareholders

Ovintiv remains committed to its capital allocation framework, which is expected to return at least 50% of post base dividend Non-GAAP Free Cash Flow to shareholders through buybacks and/or variable dividends.

The Company's share buyback program was temporarily paused in the fourth quarter of 2024 to recover the transaction proceeds differential between the Montney acquisition and the Uinta divestiture of $377 million. By the end of the first quarter, approximately $368 million was redirected to debt reduction from the buyback pause. The Company has resumed share buybacks in the second quarter and expects to repurchase approximately $146 million after recovering the remaining transaction proceeds differential of $9 million. In April, the Company repurchased approximately 1.2 million shares of common stock for $40 million, at an average price of $32.40 per share.

Continued Balance Sheet Focus

Ovintiv had approximately $3.5 billion in total liquidity as of March 31, 2025, which included available credit facilities of $3.5 billion, available uncommitted demand lines of $92 million, and cash and cash equivalents of $8 million, net of outstanding commercial paper of $85 million.

Ovintiv reported Debt to EBITDA of 1.6 times and Non-GAAP Debt to Adjusted EBITDA of 1.2 times.

The Company remains committed to maintaining a strong balance sheet and is currently rated investment grade by four credit rating agencies. Ovintiv maintains a long-term leverage target of 1.0 times Non-GAAP Debt to Adjusted EBITDA at mid-cycle prices, with an associated long-term total debt target of $4.0 billion.

Dividend Declared

On May 6, 2025, Ovintiv’s Board declared a quarterly dividend of $0.30 per share of common stock payable on June 30, 2025, to shareholders of record as of June 13, 2025.

Asset Highlights

Permian

Permian production averaged 217 MBOE/d (81% liquids) in the first quarter. The Company had 53 net wells turned in line (“TIL”). In 2025, Ovintiv plans to invest approximately $1.2 billion to $1.3 billion in the play to bring on 130 to 140 net wells.

Montney

Montney production averaged 272 MBOE/d (23% liquids) in the first quarter. The Company had 18 net wells TIL. In 2025, Ovintiv plans to invest approximately $575 million to $625 million in the play to bring on 75 to 85 net wells.

Anadarko

Anadarko production averaged 91 MBOE/d (55% liquids) in the first quarter. The Company had ten net wells TIL. In 2025, Ovintiv plans to invest approximately $300 million to $325 million in the play to bring on 25 to 35 net wells.

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2024 Sustainability Report Released

Today, the Company released its 20thannual Sustainability Report, highlighting its progress and performance on several key initiatives related to the environment, social responsibility and corporate governance.

"2024 marked another year of strong strategic execution as we continued to provide the safe, affordable, and secure energy that fuels the world," said McCracken. "Our Sustainability Report reflects the tremendous efforts of our team to innovate, drive continuous improvement, and be a responsible producer while generating durable returns for our shareholders.”

Key Sustainability Highlights

Environment

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Achieved a greater than 45% reduction in Scope 1 & 2 greenhouse gas (GHG) emissions intensity since 2019, continuing progress toward the Company’s goal of a 50% reduction by 2030
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Reduced methane intensity by approximately 73% from 2019

Social

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Celebrated the first anniversary of a three-year $10.2 million sponsorship with the children’s hospitals in the Company’s three operating areas – Alberta Children’s, Children’s Colorado and Texas Children’s
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Improved safety performance through a company-wide focus on serious incident prevention, including the addition of new safety protocols, training programs and the execution of the first annual Safety Commitment Day

Governance

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In January of 2025, added a new independent director, Terri King, to the Board of Directors, which marks the third new independent director in as many years

Ovintiv's sustainability report can be found on the Company's website at Home – Ovintiv.

For additional information on the Company’s quarterly results, please refer to the First Quarter 2025 Results Presentation available on Ovintiv's website, www.ovintiv.com under Presentations and Events – Ovintiv. Supplemental Information, and Non-GAAP Definitions and Reconciliations, are available on Ovintiv's website under Financial Documents Library.

Conference Call Information

A conference call and webcast to discuss the Company’s first quarter results will be held at 8:00 a.m. MT (10:00 a.m. ET) on May 7, 2025.

To join the conference call without operator assistance, you may register and enter your phone number at https://emportal.ink/4gNVVu0 to receive an instant automated call back. You can also dial direct to be entered to the call by an Operator. Please dial 888-510-2154 (toll-free in North America) or 437-900-0527 (international) approximately 15 minutes prior to the call.

The live audio webcast of the conference call, including slides and financial statements, will be available on Ovintiv's website, www.ovintiv.com under Investors/Presentations and Events. The webcast will be archived for approximately 90 days.

Refer to Note 1 Non-GAAP measures and the tables in this release for reconciliation to comparable GAAP financial measures.

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Capital Investment and Production

(for the period ended March 31)	1Q 2025	1Q 2024
Capital Expenditures (1)($ millions)	617	591
Oil (Mbbls/d)	150.5	170.4
NGLs – Plant Condensate (Mbbls/d)	55.2	40.5
Oil & Plant Condensate (Mbbls/d)	205.7	210.9
NGLs – Other (Mbbls/d)	88.7	88.4
Total Liquids (Mbbls/d)	294.4	299.3
Natural gas (MMcf/d)	1,764	1,648
Total production (MBOE/d)	588.3	573.8

(1) Including capitalized directly attributable internal costs.

First Quarter Financial Summary

(for the period ended March 31) ($ millions)	1Q 2025	1Q 2024
Cash From (Used In) Operating Activities Deduct (Add Back): Net change in other assets and liabilities Net change in non-cash working capital	873 (11) (120)	659 (12) (364)
Non-GAAP Cash Flow (1)	1,004	1,035

Non-GAAP Cash Flow (1)	1,004	1,035
Less: Capital Expenditures (2)	617	591
Non-GAAP Free Cash Flow (1)	387	444

Net Earnings (Loss) Before Income Tax Before-tax (Addition) Deduction: Unrealized gain (loss) on risk management Impairments Non-operating foreign exchange gain (loss)	(193) (46) (730) 87	428 (100) - 25
Adjusted Earnings (Loss) Before Income Tax Income tax expense (recovery)	496 126	503 114
Non-GAAP Adjusted Earnings (1)	370	389

(1) Non-GAAP Cash Flow, Non-GAAP Free Cash Flow and Non-GAAP Adjusted Earnings are non-GAAP measures as defined in Note 1.

(2) Including capitalized directly attributable internal costs.

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Realized Pricing Summary (Including the impact of realized gains (losses) on risk management)

(for the period ended March 31)	1Q 2025	1Q 2024
Liquids ($/bbl)
WTI	71.42	76.96
Realized Liquids Prices
Oil	71.79	75.66
NGLs – Plant Condensate	66.22	68.10
Oil & Plant Condensate	70.30	74.20
NGLs – Other	23.21	21.16
Total NGLs	39.71	35.91

Natural Gas
NYMEX ($/MMBtu)	3.65	2.24
Realized Natural Gas Price ($/Mcf)	3.16	2.56

Cost Summary

(for the period ended March 31) ($/BOE)	1Q 2025	1Q 2024
Production, mineral and other taxes	1.64	1.60
Upstream transportation and processing	7.36	7.25
Upstream operating	3.89	4.52
Administrative, excluding long-term incentive, restructuring and legal costs	1.36	1.43

Debt to EBITDA (1)

($ millions, except as indicated)	March 31, 2025	December 31, 2024
Long-Term Debt, including Current Portion	5,538	5,453

Net Earnings (Loss)	628	1,125
Add back (Deduct):
Depreciation, depletion and amortization	2,269	2,290
Interest	411	412
Income tax expense (recovery)	102	226
EBITDA	3,410	4,053
Debt to EBITDA (times)	1.6	1.3

1) Debt to EBITDA is a non-GAAP measure as defined in Note 1.

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Debt to Adjusted EBITDA (1)

($ millions, except as indicated)	March 31, 2025	December 31, 2024
Long-Term Debt, including Current Portion	5,538	5,453

Net Earnings (Loss)	628	1,125
Add back (Deduct):
Depreciation, depletion and amortization Impairments	2,269 1,180	2,290 450
Accretion of asset retirement obligation	20	19
Interest	411	412
Unrealized (gains) losses on risk management	82	136
Foreign exchange (gain) loss, net	19	(19)
Other (gains) losses, net	(164)	(165)
Income tax expense (recovery)	102	226
Adjusted EBITDA	4,547	4,474
Debt to Adjusted EBITDA (times)	1.2	1.2
1)
Debt to Adjusted EBITDA is a non-GAAP measure as defined in Note 1.

Hedge Details as of March 31, 2025

Oil and Condensate Hedges ($/bbl)	2Q 2025	3Q 2025	4Q 2025	1Q 2026	2Q 2026	3Q 2026	4Q 2026
WTI 3-Way Options Call Strike Put Strike Sold Put Strike	50 Mbbls/d $86.48 $65.00 $50.00	50 Mbbls/d $80.59 $65.00 $50.00	50 Mbbls/d $76.57 $65.00 $50.00	15 Mbbls/d $75.00 $60.74 $50.00	0 - - -	0 - - -	0 - - -

Natural Gas Hedges ($/Mcf)	2Q 2025	3Q 2025	4Q 2025	1Q 2026	2Q 2026	3Q 2026	4Q 2026
NYMEX 3-Way Options Call Strike Put Strike Sold Put Strike	500 MMcf/d $4.47 $3.00 $2.25	500 MMcf/d $4.47 $3.00 $2.25	500 MMcf/d $4.47 $3.00 $2.25	500 MMcf/d $7.95 $3.33 $2.70	450 MMcf/d $5.92 $3.33 $2.58	450 MMcf/d $5.92 $3.33 $2.58	450 MMcf/d $5.92 $3.33 $2.58
AECO Nominal Basis Swaps	190 MMcf/d ($1.08)	190 MMcf/d ($1.08)	190 MMcf/d ($1.08)	0 -	0 -	0 -	0 -
AECO % of NYMEX Swaps	100 MMcf/d 72%	100 MMcf/d 72%	100 MMcf/d 72%	0 -	0 -	0 -	0 -

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Important information

Ovintiv reports in U.S. dollars unless otherwise noted. Production, sales and reserves estimates are reported on an after-royalties basis, unless otherwise noted. Unless otherwise specified or the context otherwise requires, references to “Ovintiv,” “we,” “its,” “our” or to “the Company” includes reference to subsidiaries of and partnership interests held by Ovintiv Inc. and its subsidiaries.

Please visit Ovintiv’s website and Investor Relations page at www.ovintiv.com and investor.ovintiv.com, where Ovintiv often discloses important information about the Company, its business, and its results of operations.

NI 51-101 Exemption

The Canadian securities regulatory authorities have issued a decision document (the “Decision”) granting Ovintiv exemptive relief from the requirements contained in Canada’s National Instrument 51-101 Standards of Disclosure for Oil and Gas Activities (“NI 51-101”). As a result of the Decision, and provided that certain conditions set out in the Decision are met on an on-going basis, Ovintiv will not be required to comply with the Canadian requirements of NI 51-101 and the Canadian Oil and Gas Evaluation Handbook. The Decision permits Ovintiv to provide disclosure in respect of its oil and gas activities in the form permitted by, and in accordance with, the legal requirements imposed by the U.S. Securities and Exchange Commission (“SEC”), the Securities Act of 1933, the Securities and Exchange Act of 1934, the Sarbanes-Oxley Act of 2002 and the rules of the NYSE. The Decision also provides that Ovintiv is required to file all such oil and gas disclosures with the Canadian securities regulatory authorities on www.sedar.com as soon as practicable after such disclosure is filed with the SEC.

NOTE 1: Non-GAAP Measures

Certain measures in this news release do not have any standardized meaning as prescribed by U.S. GAAP and, therefore, are considered non-GAAP measures. These measures may not be comparable to similar measures presented by other companies and should not be viewed as a substitute for measures reported under U.S. GAAP. These measures are commonly used in the oil and gas industry and/or by Ovintiv to provide shareholders and potential investors with additional information regarding the Company’s liquidity and its ability to generate funds to finance its operations. For additional information regarding non-GAAP measures, see the Company’s website. This news release contains references to non-GAAP measures as follows:

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Non-GAAP Cash Flow is a non-GAAP measure defined as cash from (used in) operating activities excluding net change in other assets and liabilities, and net change in non-cash working capital.
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Non-GAAP Free Cash Flow is a non-GAAP measuredefined as Non-GAAP Cash Flow in excess of capital expenditures, excluding net acquisitions and divestitures.
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Non-GAAP Adjusted Earnings is a non-GAAP measure defined as net earnings (loss) excluding non-cash items that the Company’s management believes reduces the comparability of the Company's financial performance between periods. These items may include, but are not limited to, unrealized gains/losses on risk management, impairments, non-operating foreign exchange gains/losses, and gains/losses on divestitures. Income taxes includes adjustments to normalize the effect of income taxes calculated using the estimated annual effective income tax rate. In addition, any valuation allowances are excluded in the calculation of income taxes.
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Adjusted EBITDA, Debt to EBITDA and Debt to Adjusted EBITDA (Leverage Target/Ratio) are non-GAAP measures. EBITDA is defined as trailing 12-month net earnings (loss) before income taxes, depreciation, depletion and amortization, and interest. Adjusted EBITDA is EBITDA adjusted for impairments, accretion of asset retirement obligation, unrealized gains/losses on risk management, foreign exchange gains/losses, gains/losses on divestitures and other gains/losses. Debt to EBITDA is calculated as long-term debt, including the current portion, divided by EBITDA. Debt to Adjusted EBITDA is calculated as long-term debt, including the current portion, divided by Adjusted EBITDA. Adjusted EBITDA, Debt to EBITDA and Debt to Adjusted EBITDA are non-GAAP measures monitored by management as indicators of the Company’s overall financial strength.

ADVISORY REGARDING OIL AND GAS INFORMATION – The conversion of natural gas volumes to barrels of oil equivalent (BOE) is on the basis of six thousand cubic feet to one barrel. BOE is based on a generic energy equivalency conversion method primarily applicable at the burner tip and does not represent economic value equivalency at the wellhead. Readers are cautioned that BOE may be misleading, particularly if used in isolation.

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ADVISORY REGARDING FORWARD-LOOKING STATEMENTS – This news release contains forward-looking statements or information (collectively, “forward-looking statements”) within the meaning of applicable securities legislation, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, except for statements of historical fact, that relate to the anticipated future activities, plans, strategies, objectives or expectations of the Company, including second quarter and fiscal year 2025 guidance and expected free cash flow, the expectation of delivering sustainable durable returns to shareholders in future years, plans regarding share buybacks and debt reduction, the ability of the Company to timely achieve its stated environmental, social and governance goals, targets and initiatives, the anticipated timing of bringing wells online, and the ability to achieve targeted per well cost reduction synergies, are forward-looking statements. When used in this news release, the use of words and phrases including “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “focused on,” “forecast,” “guidance,” “intends,” “maintain,” “may,” “opportunities,” “outlook,” “plans,” “potential,” “strategy,” “targets,” “will,” “would” and other similar terminology are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words or phrases. Readers are cautioned against unduly relying on forward-looking statements which, are based on current expectations and by their nature, involve numerous assumptions that are subject to both known and unknown risks and uncertainties (many of which are beyond our control) that may cause such statements not to occur, or actual results to differ materially and/or adversely from those expressed or implied. These assumptions include, without limitation: future commodity prices and basis differentials; the Company's ability to successfully integrate the Montney assets; the ability of the Company to access credit facilities and capital markets; the availability of attractive commodity or financial hedges and the enforceability of risk management programs; the Company's ability to capture and maintain gains in productivity and efficiency; the ability for the Company to generate cash returns and execute on its share buyback plan; expectations of plans, strategies and objectives of the Company, including anticipated production volumes and capital investment; the Company’s ability to manage cost inflation and expected cost structures, including expected operating, transportation, processing and labor expenses; the outlook of the oil and natural gas industry generally, including impacts from changes to the geopolitical environment; the impact of changes in federal, state, provincial, local and tribal laws, rules and regulations, including the impact of changes in trade policies and tariffs; and projections made in light of, and generally consistent with, the Company's historical experience and its perception of historical industry trends; and the other assumptions contained herein.

Although the Company believes the expectations represented by its forward-looking statements are reasonable based on the information available to it as of the date such statements are made, forward-looking statements are only predictions and statements of our current beliefs and there can be no assurance that such expectations will prove to be correct. All forward-looking statements contained in this news release are made as of the date of this news release and, except as required by law, the Company undertakes no obligation to update publicly; revise or keep current any forward-looking statements. The forward-looking statements contained or incorporated by reference in this news release, and all subsequent forward-looking statements attributable to the Company, whether written or oral, are expressly qualified by these cautionary statements.

The reader should carefully read the risk factors described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and in other filings with the SEC or Canadian securities regulators, for a description of certain risks that could, among other things, cause actual results to differ from these forward-looking statements. Other unpredictable or unknown factors not discussed in this news release could also have material adverse effects on forward-looking statements.

Further information on Ovintiv Inc. is available on the Company’s website, www.ovintiv.com, or by contacting:

Investor contact: (888) 525-0304	Media contact: (403) 645-2252

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